UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2015
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Change in Control Agreements
On November 13, 2015, The Brink’s Company (the “Company”) entered into change in control agreements with each of its named executive officers, replacing prior change in control agreements that were entered into in February 2015. Other than updating the expiration date to February 28, 2018, the new change in control agreements are the same as the prior agreements.
Under the terms of the change in control agreements, if a change in control occurs and the applicable executive remains employed by the Company, the executive will be entitled to annual compensation equal to the sum of (1) a salary not less than the annualized salary in effect immediately before the date the change in control occurred, plus (2) a bonus not less than the average amount of the executive’s annual bonus award under the Company’s Key Employees Incentive Plan or any substitute or successor plan for the last three full calendar years preceding the date the change in control occurred (the “Average Annual Bonus”).
     The Agreements provide for certain payments and benefits upon termination following a change in control (“double-trigger”). Under the terms of the Agreements, if a change in control occurs and the Company terminates the applicable executive’s employment other than for cause, death or incapacity or the executive terminates employment for good reason during the two years following the date of the change in control, the executive will be entitled to the following amounts:

•
a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation for a performance period ended prior to the date of termination, (c) the executive’s Average Annual Bonus prorated based on the number of days worked in the year of termination, and (d) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination;

•	a lump sum payment equal to the product of (a) two multiplied by (b) the sum of the executive’s annual base salary and Average Annual Bonus;

•
reimbursement of premiums associated with medical and dental benefit coverage, to the extent that the Company would have paid such premiums had the executive remained employed, until the earlier of 18 months following the date of termination and the date the executive becomes eligible for medical and dental benefits under another employer-provided plan; and

•	Reasonable outplacement services for up to one year following the date of termination.

The change in control agreements do not provide for any excise tax gross-ups. The change in control agreements will terminate on February 28, 2018, if a change in control has not occurred before that date, unless such agreements are terminated earlier or otherwise renewed or extended.
The foregoing description of the change in control agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of change in control agreement, which is attached as Exhibit 10.1 and incorporated by reference.
Severance Plan
In connection with its regular review of compensation practices and its ongoing efforts to align the compensation program with competitive market practices, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of the Company undertook a review of the Company’s severance benefits and determined that the Company’s practices were not consistent with those of the Company’s peer group due to the lack of a formal severance program. In consultation with its independent compensation consultant, on November 13, 2015, the Committee approved and adopted The Brink's Company Severance Pay Plan (the “Severance Plan”). The Severance Plan provides severance benefits to eligible employees, including the named executive officers (as designated by the Committee), whose employment is terminated by the Company without cause other than by reason of incapacity or terminated by the participant for good reason. A participant would not be entitled to severance benefits under the Severance Plan if the participant were otherwise eligible for more favorable severance benefits under another arrangement (including the change in control agreements) or in connection with a divestiture in which the participant is offered a comparable position.
Upon a qualifying termination, participants who are named executive officers will be eligible to receive the following benefits:

•
a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation approved but not paid, and (c) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination;

•	a lump sum payment equal to the product of (a) one (1.5 for the Chief Executive Officer), multiplied by (b) the sum of annual base salary and target annual incentive opportunity;

•	a prorated bonus for the year of termination, so long as the participant was employed by the company for at least six months of the performance year;

•
reimbursement payments for continued medical and dental benefit coverage until the earlier of 12 months (18 months for the Chief Executive Officer) following the date of termination and such time as the participant becomes eligible to received medical and dental benefits under another employer-provided plan;

•	continued vesting of equity awards granted in connection with the Company’s ordinary long-term incentive award grant cycle until the first anniversary of the participant’s date of termination; and

•	reasonable outplacement services during the period over which the health care benefits are provided.

In order to receive severance payments, the participant must execute a separation and release agreement that includes a release of claims in favor of the Company as well as confidentiality, non-solicitation and non-competition restrictions that remain in effect for a period of 12 months after termination of employment (18 months for the Chief Executive Officer).
The Committee may amend or terminate the Severance Plan at any time, but any action that would reduce the payments or benefits to participants, narrow the conditions for a qualifying termination, or otherwise reduce the protections provided to participants would not be effective until 12 months following approval by the Committee.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
10.1	Form of Change in Control Agreement
10.2	The Brink's Company Severance Pay Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: November 16, 2015	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT DESCRIPTION
10.1	Form of Change in Control Agreement
10.2	The Brink's Company Severance Pay Plan